                                                                EXHIBIT 99.6
                                                                ------------



                  RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                  -------------------------------------------
                              FINANCIAL STATEMENTS
                              --------------------
                                  MAY 31, 1994
                                  ------------

[logo]  CIULLA                                          6364 PEARL ROAD
        STEPHENS & CO.                                  CLEVELAND, OHIO 44130
        ---------------------------------------------------------------------
        CERTIFIED PUBLIC ACCOUNTANTS                    (216) 884-2036




                          Independent Auditor's Report
                          ----------------------------

To the Administrator of
the RPM, Inc. Retirement Savings Trust and Plan




  We have audited the accompanying statement of net assets available for benefits (modified cash basis) of the RPM, Inc. Retirement Savings Trust and Plan, as of May 31, 1994 and May 31, 1993, and the related statement of changes in net assets available for benefits (modified cash basis) for the year ended May 31, 1994 and 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As described in Note 1, these financial statements were prepared on a modified cash basis of accounting, which is a comprehensive basis of accounting other than generally accepted accounting principles.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the RPM, Inc. Retirement Savings Trust and Plan as of May 31, 1994, and the changes in net assets available for benefits for the year ended on the basis of accounting described in Note A.

                                        /s/ Ciulla Stephens & Co.

September 23, 1994

                                            RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                                            -------------------------------------------
                                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                          ----------------------------------------------
                                                           MAY 31, 1994
                                                           ------------
                                                (With comparative totals For 1993)




                                                                                401 (K) Options
                                                    --------------------------------------------------------------------

                                                    Balanced              Equity               GNMA              Reserve
                      ASSETS                          Fund                 Fund                Fund               Fund
                      ------                        --------             --------            --------            --------
 Investments at Fair Value                          $7,957,668          $5,617,758          $6,776,819          $7,610,906


 Contribution Receivable                                77,713              67,477              58,269              44,050
                                                    ----------          ----------          ----------          ----------

 Total Assets                                       $8,035,381          $5,685,235          $6,835,088          $7,654,956
                                                    ==========          ==========          ==========          ==========




                    LIABILITIES
                    -----------


 Excess contributions Due to
   Participants
                                                    ----------          ----------          ----------          ----------


 Net Assets Available for
   Benefits                                         $8,035,381          $5,685,235          $6,835,088          $7,654,956
                                                    ==========          ==========          ==========          ==========



                                                     ----------------------------
                                                      Employer
                                                        Stock               Loan            1994                  1993
                      ASSETS                            Fund                Fund            Total                 Total
                      ------                          -------              ------           ------                ------
 Investments at Fair Value                           $3,092,885           $791,675        $31,847,711           $3,198,627


 Contribution Receivable                                 28,332                               275,841              251,614
                                                     ----------           --------        -----------           ----------


 Total Assets                                        $3,121,217           $791,675        $32,123,552           $3,450,241
                                                     ==========           ========        ===========           ==========




                    LIABILITIES
                    -----------


 Excess contributions Due to
   Participants                                                                                                 $  232,278
                                                     ----------           -------         -----------           ----------


 Net Assets Available for
   Benefits                                          $3,121,217           $791,675        $32,123,552           $3,217,963
                                                     ==========           ========        ===========           ==========

                                                See Notes to Financial Statements.

                                            RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                                            -------------------------------------------
                                     STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                     ---------------------------------------------------------
                                                  FOR THE YEAR ENDED MAY 31, 1994
                                                  -------------------------------
                                                (With Comparative Totals for 1993)


                                                               401 (K) Options
                                  -------------------------------------------------------------------------

                                   Balanced               Equity                 GNMA               Reserve
                                     Fund                  Fund                  Fund                Fund
                                  ----------            ----------            ----------            -------
ADDITIONS
   Investment Income
       Interest                   $  156,795            $   41,933            $  216,943            $    2,128
   Contributions
       Employees                   1,033,560               801,653               649,110               601,649
   Unrealized appreciation (de-
       preciation) in aggregate
       fair value of investments    (286,412)              (60,881)             (376,736)              160,954
   Gain (loss) on sale of assets     216,734               217,646                99,769                44,722
   Other                               9,922                   841                 4,882                16,183
                                  ----------            ----------            ----------            ----------

   Total Additions                 1,130,599             1,001,192               593,968               825,636
                                  ----------            ----------            ----------            ----------

DEDUCTIONS
   Benefits paid to partici-
       pants                         615,806               398,446               432,472               941,303
   Administrative expenses            57,451                19,857                34,987                51,165
                                  ----------            ----------            ----------            ----------

   Total Deductions                  673,257               418,303               467,459               992,468
                                  ----------            ----------            ----------            ----------

   Net Additions                     457,342               582,889               126,509              (166,832)

Net Assets Available for Bene-
   fits at Beginning of Period       954,994               729,519               631,818               624,008

Assets Transferred From Trustees
  of Predecessor Plans             6,681,865             3,950,227             6,375,544             7,845,948

Transfers Among 401(K) Funds         (58,820)              422,600              (298,783)             (648,168)
                                  ----------            ----------            ----------            ----------

Net Assets Available for Bene-
  fits at End of Period           $8,035,381            $5,685,235            $6,835,088            $7,654,956
                                  ==========            ==========            ==========            ==========



                                        401 (K) Options
                                    -----------------------
                                      Employer
                                       Stock        Loan           1994             1993
                                       Fund         Fund          Total            Total
                                    ----------    --------     -----------      ----------
ADDITIONS
   Investment Income
       Interest                     $   67,986    $ 30,425      $  516,210      $    3,347
   Contributions
       Employees                       328,681                   3,414,653       2,999,428
   Unrealized appreciation (de-
       preciation) in aggregate
       fair value of investments       (60,020)                   (623,095)        124,516
   Gain (loss) on sale of assets       (17,690)                    561,181           3,063
   Other                                   469                      32,297
                                    ----------    --------     -----------      ----------

   Total Additions                     319,426      30,425       3,901,246       3,130,354
                                    ----------    --------     -----------      ----------

DEDUCTIONS
   Benefits paid to partici-
       pants                           160,865     145,077       2,693,969          42,606
   Administrative expenses               3,184                     166,644          17,122
                                    ----------    --------     -----------      ----------

   Total Deductions                    164,049     145,077       2,860,613          59,728
                                    ----------    --------     -----------      ----------

   Net Additions                       155,377    (114,652)      1,040,633       3,070,626

Net Assets Available for Bene-
   fits at Beginning of Period         275,050       2,574       3,217,963

Assets Transferred From Trustees
  of Predecessor Plans               2,592,308     419,064      27,864,956         147,337

Transfers Among 401(K) Funds            98,482     484,689
                                    ----------    --------     -----------      ----------

Net Assets Available for Bene-
  fits at End of Period             $3,121,217    $791,675     $32,123,552      $3,217,963
                                    ==========    ========     ===========      ==========

                                                See Notes to Financial Statements.

                 RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                 -------------------------------------------
                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------
                            MAY 31, 1994 AND 1993
                            ---------------------




NOTE A - SIGNIFICANT ACCOUNTING POLICIES
- - ----------------------------------------

  The basic accounting records of the RPM, Inc. Retirement Savings Trust and Plan (the Plan) are maintained on the modified cash basis. The modified cash basis of accounting represents a departure from generally accepted accounting principles and is an appropriate method of accounting for Retirement Plans under the reporting requirements of the Employee Retirement Income Security Act of 1974 (ERISA).

  Under the modified cash basis investments are stated at aggregate fair value. Securities which are traded on a national securities exchange are valued at the last reported sales price on the last business day of the period; securities traded in the over-the-counter market and listed securities from which no sales were reported on that date are valued at the average of the last reported bid and ask prices. Cost of assets is determined by the average cost method.

  The change in the difference between fair value and the cost of investments is reflected in the statement of changes in net assets available for benefits as unrealized appreciation or depreciation in aggregate fair value of investments. Realized gains or losses on investments are based on the average cost of the investments.



NOTE B - DESCRIPTION OF THE PLAN
- - --------------------------------

  The plan is a defined contribution savings plan covering substantially all non-union employees of participating subsidiaries of RPM, Inc. (the Parent). The Plan is subject to the Employee Retirement Income Security Act of 1974 (ERISA).

  Participating employees may make voluntary contributions which are generally limited to 15% of the participant's salary up to a maximum amount ($8,994 in calendar year 1993). The contributions may be invested by the employee in any of five funds: Balanced Fund, Equity Fund, GNMA Fund, Reserve Fund or Employer Stock Fund. Elections may be changed monthly. Vesting is immediate for contributions and earnings.

  Further information may be obtained from the Plan Administrator.

                 RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                 -------------------------------------------
                        NOTES TO FINANCIAL STATEMENTS
                        -----------------------------
                            MAY 31, 1994 AND 1993                     Continued
                            ---------------------




NOTE C - INVESTMENTS
- - --------------------

  The Plan's investments are held by a bank-administered trust fund. Financial information regarding the assets and related income, contributions and distributions of assets held by the bank-administered trust fund is included in the financial statements.



NOTE D - ASSETS TRANSFERRED FROM OTHER PLANS
- - --------------------------------------------

  During the year the Plan received transfers of approximately $27,000,000 of assets from the RPM, Inc. Retirement Plan.



NOTE E - INCOME TAX STATUS
- - --------------------------

  The Plan has applied for but not yet received a determination letter from the Internal Revenue Service as to the tax qualified status of the Plan.
  However, the form of the prototype plan document has been approved by the Internal Revenue Service pursuant to a favorable determination letter. Management believes that the Plan is in compliance with the Tax Reform Act of 1986 and will remain qualified and exempt from tax under Sections 401(a) and 401(k) of the Internal Revenue Code. Participating employees are not subject to federal income taxes as a result of their participation in the Plan until such time as the assets in their accounts are distributed from the Plan either partially or wholly.

                                            RPM, INC. RETIREMENT SAVINGS TRUST AND PLAN
                                            -------------------------------------------
                                    ITEM 27A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                    ----------------------------------------------------------
                                                         DECEMBER 31, 1993
                                                         -----------------
                                                  FEDERAL ID #34-6550857 PLAN 011                                       Schedule 1
                                                  -------------------------------




   (a)                               (b) & (c)                                         (d)                  (e)
   ---                               ---------                                         ---                  ---

                                                                                                          Current
               Identity of Issue & Description                                          Cost               Value
               -------------------------------                                        ---------           --------
    1)        Balanced Fund                                                           $ 8,244,077         $ 7,957,668

    2)        Equity Fund                                                               5,678,638           5,617,758

    3)        GNMA Fund                                                                 7,153,553           6,776,819

    4)        Reserve Fund                                                              6,784,790           7,610,906

    5)        Employer Stock Fund                                                       2,484,500           3,092,885

    6)        Loan Fund                                                                   791,675             791,675
                                                                                      -----------         -----------

                                                                                      $31,137,233         $31,847,711
                                                                                      ===========         ===========